Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
April 18, 2007

TOUCHSTONE SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12969	95-3778226
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1538 Turnpike St., North Andover, Massachusetts 01845
 (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:    (978) 686-6468

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On April 11, 2007 TouchStone Software Corporation, (the "Company") entered into a purchase agreement to acquire a suite of Windows® based tools which enhance a user's PC. This suite of tools includes a Registry Cleaner, Hard Drive Cleanup and Startup Maintenance. The Company agreed to purchase the Software for cash consideration and shares of the Company's unregistered common stock.

The Company agreed to purchase the Software for the aggregate of $150,000.000 Dollars and 180,000 shares of the Company's unregistered common stock. The terms of the cash payments are as follows:

On the date of the closing	$30,000
Upon delivery of first software product	$40,000
Upon delivery of second software product	$40,000
Upon deliver of third software product	$40,000

At the closing 180,000 shares were issued and held by the Company and shall be released in installments of 60,000 shares upon the delivery by Seller of each of the software products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHSTONE SOFTWARE CORPORATION (Registrant)

Date: April 18, 2007	By:	/s/ Jason K. Raza
Jason K. Raza, President and CEO

EXHIBIT INDEX

Exhibit	Description

99	Press release dated April 17, 2007